Consent of Independent Registered Public Accounting Firm

The Boards of Directors and Shareholders

Salomon Brothers Series Funds Inc

and

Legg Mason Partners Investment Funds, Inc. (formerly

Smith Barney Investment Funds, Inc.)

and

Legg Mason Partners Trust II

(formerly Smith Barney Trust II)

We consent to the use of our reports for each of the funds listed below, incorporated herein by reference as of each of the respective dates listed below, and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

Registrant (and Fund) Name and Fiscal Year End	Report Date

Salomon Brothers Series Fund Inc
(Salomon Brothers Small Cap Growth Fund)
(December 31, 2005)	February 22, 2006

Legg Mason Partners Investment Funds, Inc.
(Legg Mason Partners Small Cap Growth Fund, formerly
Smith Barney Small Cap Growth Fund)
(September 30, 2005)	November 18, 2005

Legg Mason Partners Trust II
(Legg Mason Partners Small Cap Growth Opportunities Fund, formerly
Smith Barney Small Cap Growth Opportunities Fund)
(October 31, 2005)	December 16, 2005

KPMG LLP

New York, New York

July 19, 2006